EMPLOYMENT AGREEMENT
BETWEEN

Navtech, Inc. (the Company)

- and -

Navtech Systems Support Inc.

- and -

Gordon Kilpatrick (the Employee)

WHEREAS Navtech Systems Support Inc. (a wholly-owned subsidiary of Navtech, Inc.) and the Employee wish to formalize an employment agreement with the other whereby Navtech Systems Support Inc. is the employer of record in Canada, and

WHEREBY references to the Company within this agreement refer to Navtech, Inc.

NOW THEREFORE THIS AGREEMENT WITNESSETH that for good and valuable consideration including the promises made between the parties in this Agreement, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereby agree each with the other as follows:

TERM OF EMPLOYMENT

1.	Indefinite Term:

(a)	The term of this agreement shall commence on March 19, 2007.

DUTIES AND RESPONSIBILITIES

2.	In serving the Company as Chief Financial Officer, the Employee agrees:

(a)	to undertake such duties and obligations in relation to the Company’s business and at such locations as the Board of Directors of the Company may require,

(b)	to devote his whole working time and attention to his employment duties and responsibilities associated with his position,

(c)	to perform such other duties and responsibilities as may be assigned by the Board of Directors,

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(d)	to provide regular activity reports to the Board of Directors as the Board of Directors may require,

(e)	and acknowledges that he is an Officer and fiduciary to the Company,

(f)	to serve as an Officer of the Company and such subsidiaries of the Company as the Board of Directors may require, and

(g)	not to serve on more than three (3) external Boards of Directors without the prior approval of the Board of Directors

(h)	to serve a probationary period of three (3) months. The Employee shall participate in a performance evaluation to determine his suitability to the position within the three (3) month period.

REMUNERATION

3.	Base Salary

(a)	The Employee will receive an annual base salary, in Canadian dollars, inclusive of overtime, holiday and vacation pay, and less all deductions required by law.

(b)	The Employee’s base salary is reviewed annually by the Board of Directors, and any change in base salary must be approved by the Board of Directors.

Bonus

(c)	The Employee, in his capacity as Chief Financial Officer, shall have the opportunity to earn a cash bonus if specific performance objectives are achieved.

(d)
Annual performance objectives shall be established by the Human Resources and Compensation Committee (the “Committee”) in discussion with the Employee, and shall be subsequently approved by the Board of Directors.

(e)
The fulfillment or non-fulfillment of the performance objectives and the quantum of the bonus payable shall be at the discretion of, and determined by, the Committee, and confirmed by the Board of Directors.

Current Compensation

(f)
The Employee’s current base salary, bonus eligibility and performance objectives are reviewed annually by the Committee and Board of Directors, according to the fiscal year calendar, and are stated in the attached Schedule “A”.

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BENEFITS

4.	(a)	The Employee will be provided with the benefits as set out in Schedule “B”, attached hereto, as may be altered by the Company from time to time in its sole discretion upon one (1) month notice.

(b)	For insured benefits, the Employer is only required to pay its portion of the premiums and has no further obligation.

(c)	The Employee will be reimbursed for annual professional fees upon proof of active membership (ie - Canadian Institute of Chartered Accountants).

STOCK OPTIONS

5.
Subject to the approval of the Committee and the Board of Directors, the Employee shall be eligible to receive Options under the Navtech, Inc. 1999 Stock Option Plan, as may be amended from time to time, and any grant of Options shall be governed by the 1999 Stock Option Plan and such terms as may be determined by the Board of Directors as permitted by the Plan.

VACATION

6.
The Employee shall be eligible for twenty (20) days paid vacation each fiscal year. Vacation entitlement shall be administered according to the Company’s vacation policy and practice, and may be altered from time to time by the Company in its sole discretion. The Employee shall not take more than two consecutive weeks of vacation without the prior approval of the Chief Executive Officer.

EXPENSES

7.	Car Allowance

(a)
If the Employee uses his own vehicle in the performance of his job duties, the Employee will be paid a car allowance of $0.38 per kilometer, as may be altered by the Company from time to time in its sole discretion.

Business Expenses

(b)
The Company agrees to reimburse the Employee for reasonable expenses (as determined in the sole discretion of the Company) incurred in connection with the carrying out of his duties. Such expenses must be documented in accordance with the Company policy, which may be altered from time to time by the Company in its sole discretion.

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CONFLICT OF INTEREST

8.
The Employee will ensure that his direct or indirect personal interests do not, whether potentially or actually, conflict with the Company’s interests. The Employee agrees to promptly report any potential or actual conflicts of interest to the Chairman of the Board of Directors.

A conflict of interest includes, but is not limited to the following:

(a)	A private or pecuniary interest in an organization with which the Company does business or which competes with the business interests of the Company.

(b)	A private or pecuniary interest, direct or indirect, in any concern or activity of the Company of which the Employee is aware of or ought reasonably to be aware.

(c)
Pecuniary interests include the pecuniary interest of the Employee’s parents, spouse, partner, children and relatives, a private corporation of which the Employee is a shareholder, director or officer, and a partner or other employer.

COMPANY POLICIES

9.	(a)
The Employee agrees to comply with the employment policies, practices, rules, regulations and instructions of the Company now in force or which hereafter may be amended, revised or adopted in the sole discretion of the Company, acting reasonably, from time to time.

(b)	The Employee agrees to comply at all times with the prevailing laws, including, but not limited to, the Ontario Human Rights Code and the Occupational Health and Safety Act.

(c)	A failure to comply with subsections 9(a) or 9(b) above constitutes both a breach of this Agreement and cause for termination without notice or compensation in lieu of notice.

RESTRICTIVE COVENANTS

10.	(a)
The Employee acknowledges and agrees that the restrictions and obligations imposed on the Employee in Schedule C hereto are reasonable and necessary for the protection of the Company, and the Employee waives any and all defences to the strict enforcement thereof.

(b)
The Company and the Employee acknowledge and agree that the restrictions and obligations contained in Schedule C hereto will continue to apply notwithstanding the manner or reasons for the termination of the Employee’s employment and regardless of whether the employment of the Employee is terminated with or without notice or for cause or reasons other than cause.

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RESIGNATION

11.
The Employee may terminate the Employee’s employment pursuant to this Agreement by notifying the Chairman of the Board of Directors in writing of the Employee’s intention to resign, with a minimum of four (4) weeks notice.

TERMINATION

12.	This Agreement may be terminated by the Company as a result of the following:

(a)	on the death of the Employee;

(b)	any act committed by the Employee, or a breach by the Employee of any material terms of his employment agreement, which would constitute grounds for his immediate dismissal with cause;

(c)
upon provision of working notice, or pay in lieu thereof to the Employee of any amount equal to the greater of either six (6) months base salary or one (1) month base salary per completed year of service to a maximum entitlement of twelve (12) months, less statutory deductions, which payment shall be inclusive of all termination pay and severance pay entitlements under the Employment Standards Act, if applicable. The Employee agrees that such payment fully satisfies any and all claims, causes of action, complaints that the Employee might have against the Company, its subsidiaries, affiliates and each of its respective officers, directors, employees, servants, agents and assigns, jointly and severally, respecting termination notice, pay in lieu thereof, severance pay or damages for wrongful dismissal.

The following clauses govern compensation upon termination of the Employee:

(d)	vacation pay and wages owing at the date of termination and the payment referred to in subsection 12(a), 12(b), or 12(c) above will be paid in accordance with the Employment Standards Act.

(e)
a pro-rata share of the fiscal year end bonus monies will be paid to the Employee, at the date of termination, calculated as a percentage of potential bonus earnings, corresponding to the number of completed months of employment within that fiscal year. Potential bonus monies will be calculated at the date of termination based upon the Company’s financial results to-date relative to budget (i.e., if the employee is terminated six months into a fiscal year and the Company has met 95% of EBITDA budget through the date of termination, then the employee would be paid one-half of the bonus amount that would have been earned if he had remained with the Company for the full year and the Company had achieved 95% of budget.)

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(f)	any stock option entitlement will be governed solely by the 1999 Stock Option Plan.

(g)
any money owing by the Employee to the Company at the date of termination will be deducted from any monies owing to the Employee by the Company and, in this regard, the Employee specifically authorizes the Company to deduct any monies owing by the Employee to the Company from the Employee’s termination payment. The Employee agrees that this paragraph is a formula from which a specific amount can be determined for the purposes of the Employment Standards Act.

(h)
the Company will continue to pay its share of contributions for the corresponding term identified in 12.(c) to any benefit plan under which the Employee was covered at the time of termination of his employment in accordance with the Employment Standards Act.

(i)
the Company will not reimburse the Employee for expenses as set out in subsection 7(b) above unless the expenses are authorized, properly documented and submitted within two weeks of the date of the termination. No expenses will be payable for any period following the last day the Employee was actively working for the Company.

COMPLETE AGREEMENT AND SEVERABILITY

13.	(a)
This Agreement, and the schedules hereto, constitute the complete agreement between the parties, and it is agreed that there is no term, condition, warranty, or representation, collateral or otherwise, that may govern or affect the relationship between the parties, other than those contained in this agreement.

(b)
This Agreement takes effect in substitution for all previous Agreements and arrangements whether written, oral or implied between the Company and the Employee relating to the Employee’s employment, all of which agreements and arrangements shall be deemed to have been terminated by mutual consent as of and from the date upon which this Agreement is deemed to have commenced.

(c)
This Agreement may not be altered, modified or amended except by written instrument signed by both of the parties hereto. If any covenant or provision of this Agreement is determined to be void or unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other covenants or provisions of this Agreement which are hereby declared to be separate and distinct covenants.

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INDEPENDENT LEGAL ADVICE

14.	(a)
The Employee acknowledges that the Employee has been advised to seek independent legal advice and that the Employee was given the opportunity to seek and obtain such advice prior to the execution of this Agreement.

(b)
The Employee states that the Employee has read the entire Agreement and understands its contents. The Employee further acknowledges that the Employee relied upon his own sources of information in signing this Agreement and did not rely on any assertions, promises or information from the Company other than the terms of this Agreement.

GOVERNING LAW

15.	This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario.

INTERPRETATION

16.
The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and the Agreement shall be interpreted without regard to any presumption or other rule requiring interpretation of the Agreement more strongly against the party causing it to be drafted.

NOTICES

17.
Any notice required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by prepaid registered mail to the parties hereto at their respective addresses, or to such other address as either party may from time to time designate in writing to the other. Any notice mailed as aforesaid, shall be deemed to have been received by the party to whom it was addressed on the third business day following such mailing.

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For the Company:

NAVTECH, INC.

_______________________________ ______________________________
Mr. David Strucke     Date
President and CEO

For the Canadian Employer of Record:

NAVTECH SYSTEMS SUPPORT INC.

_______________________________ ______________________________
Mr. David Strucke     Date
President and CEO

For the Employee:

_______________________________ ______________________________
Mr. Gordon Kilpatrick    Date

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